Exhibit 3.112

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “KRATOS UNMANNED SYSTEMS SOLUTIONS, INC. “ AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF JUNE, A.D. 2007, AT 1:16 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF AUGUST, A.D. 2007, AT 3:44 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF SEPTEMBER, A.D. 2008, AT 9:47 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINETEENTH DAY OF JANUARY, A.D. 2011, AT 11:38 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “GICHNER HOLDINGS, INC.” TO “KRATOS UNMANNED SYSTEMS SOLUTIONS, INC.”, FILED THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2012, AT 5:19 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “KRATOS UNMANNED SYSTEMS SOLUTIONS, INC.”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 0865490

DATE: 11-04-13
4367963 8100H
131267253

you may verify this certificate online
at corp. delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:41 PM 06/11/2007
FILED 01:16 PM 06/11/2007
SRV 070693447 - 4367963 FILE

CERTIFICATE OF INCORPORATION

OF

GICHNER HOLDINGS, INC.

FIRST:                                            The name of the Corporation is Gichner Holdings, Inc.

SECOND:                           The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:                                     The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:                          The number of shares for all classes of stock which the Corporation is authorized to have outstanding is Three Thousand (3,000), all of which shall be Common Shares, $.01 par value.

FIFTH:                                         The name and mailing address of the Incorporator is as follows:

NAME	MAILING ADDRESS

ACFB Incorporated	200 Public Square
Suite 2300
Cleveland, Ohio 44114

SIXTH:                                        The Corporation is to have perpetual existence.

SEVENTH:                    In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the bylaws of the Corporation.

To authorize and cause to be executed mortgages and liens upon the real property of the Corporation.

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

When and as authorized by the stockholders in accordance with this Certificate of Incorporation and applicable statutes, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration (which may consist, in whole or in part, of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations) as the Corporation’s Board of Directors shall deem appropriate and in the best interests of the Corporation.

EIGHTH:                             Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH:                                      Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

TENTH:                                    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH:           No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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TWELFTH:                  A. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent, authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subsection B of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B.                                    If a claim under subsection A of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation, Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in

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the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

C.                                    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

D.                                    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

E.                                     As used in this Article, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

F.                                      If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

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THE UNDERSIGNED, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly have hereunto set its hand this 11th day of June, 2007.

ACFB INCORPORATED
Incorporator

By:	/s/ Lorrie Piotrowski
Lorrie Piotrowski, Assistant Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 03:48 PM 08/13/2007
FILED 03:44 PM 08/13/2007
SRV 070916320 - 4367963 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GICHNER HOLDINGS, INC.

Gichner Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), originally incorporated on June 11,2007,

DOES HEREBY CERTIFY:

FIRST:                                That in lieu of a meeting in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation have given written consent to a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Certificate of Incorporation of Gichner Holdings, Inc. be amended by amending and restating Article FOURTH thereof in its entirety so that, as amended and restated, said Article shall be and read as follows:

FOURTH:                                  A. General Authorization. The number of shares of all classes of stock which the Corporation is authorized to have outstanding is Two Hundred Fifty Thousand (250,000) consisting of:

(i)                                     239,131 shares designated as Common Stock, $.01 par value per share (the “Common Stock”): and

(ii)                                  10,869 shares designated as Preferred Stock, $.01 par value per share, of which 10,869 shares shall be designated Series A Preferred Stock (the “Series A Preferred Stock”).

B.                                    Series A Preferred Stock.

1.                                      Rank. The Series A Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to both the Common Stock, and to all classes and series of stock of the Company now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series A Preferred Stock or which do not specify their rank; (ii) on a parity with each other class of capital stock or series of preferred stock issued by the Company after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Company; and (iii) junior to each other class of capital stock or other series of Preferred Stock issued by the Company after the date hereof the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Company.

2.                                      Dividends.

(a)                                 When and as declared by the Company’s Board of Directors and to the extent not prohibited by applicable law, the Company shall pay preferential dividends in cash to the holders of record of the then outstanding Series A Preferred Stock as provided in this Section 2. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock shall accrue at the rate of eleven percent (11%) per annum of the Original Issue Price (as defined below) (as appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Series A Preferred Stock) plus all dividends which have accumulated thereon pursuant to Section 2(b) below (and are then unpaid) from and including the date of issuance of such share of Series A Preferred Stock to and including the first to occur of (i) the date on which the Liquidation Preference is paid to the holder of such share of Series A Preferred Stock pursuant to Section 3(a) below or (ii) the date such share of Series A Preferred Stock is otherwise acquired by the Company. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The date on which the Company initially issues any share of Series A Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of transfers of such share of Series A Preferred Stock made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such share of Series A Preferred Stock. The “Original Issue Price” of a share of the Series A Preferred Stock shall be One Thousand Dollars and No Cents ($1,000.00).

(b)                                 Preferential dividends on outstanding Series A Preferred Stock shall not be paid in cash prior to September 30, 2008. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2007 (the “Dividend Reference Dates”), all dividends which have accrued on each share of Series A Preferred Stock outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series A Preferred Stock until paid to the holder thereof.

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(c)                                  Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued with respect to the shares of Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the number of shares held by each such holder.

(d)                                 The Company may, in the Board of Director’s discretion, declare and pay dividends or distributions, or make provision for the payment thereof, on any other equity security of the Company, but only if all accrued dividends and distributions on the Series A Preferred Stock have been paid and made in full prior to the date of any such declaration, payment, provision or distribution.

3.                                      Liquidation Rights.

(a)                                 In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities and obligations of the Company, each holder of Series A Preferred Stock then outstanding will be entitled to be paid in kind out of the net assets of the Company available for distribution to its stockholders, if any, prior and in preference to any payment or declaration and setting apart for payment of any amount in respect of the Common Stock an amount for each share of Series A Preferred Stock (as presently constituted and as appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Series A Preferred Stock) held by such holder equal to the Original Issue Price for such share of Series A Preferred Stock (the “Liquidation Preference”). If the assets to be so distributed to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference to which such holders are entitled, then all of the net assets of the Company available for distribution to its stockholders will be distributed pro rata among the holders of the Series A Preferred Stock based upon the aggregate Liquidation Preference of the shares of Series A Preferred Stock held by each such holder.

(b)                                 Upon completion and payment in full of the distribution required by subsection 3(a) above, each holder of the Common Stock then outstanding will be entitled to be paid in kind out of the remaining net assets of the Company available for distribution to its stockholders, if any, an amount for each share of the Common Stock (as presently constituted and as appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Common Stock) held by such holder equal to Ten Dollars ($10.00) for

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such share of the Common Stock. If the net assets to be so distributed to the holders of the Common Stock are insufficient to permit such payment to the holders of the Common Stock to which such holders are entitled, then all of the remaining net assets of the Company available for distribution to its stockholders will be distributed pro rata based upon the number of shares of the Common Stock held by each such holder (as each is presently constituted and appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Common Stock).

(c)                                  Upon completion and payment in full of the distributions required by subsections 3(a) and 3(b) above, each holder of the Series A Preferred Stock will be entitled to be paid in kind out of the remaining net assets of the Company available for distribution to stockholders, if any, an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date of which payment is made to the holder of such share of Series A Preferred Stock with respect to such liquidation, dissolution or winding up. If the net assets to be so distributed to the holders of the Series A Preferred Stock are insufficient to permit such payment to the holders of the Series A Preferred Stock to which such holders are entitled, then all of the remaining net assets of the Company available for distribution to its stockholders will be distributed pro rata based upon the number of shares of the Series A Preferred Stock held by each such holder (as each is presently constituted and appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Series A Preferred Stock).

(d)                                 Upon completion and payment in full of the distributions required by subsections 3(a), 3(b) and 3(c) above, the remaining net assets of the Company available for distribution to stockholders, if any, will be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each such holder (as each is presently constituted and as appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Common Stock).

(e)                                  The merger, reorganization or consolidation of the Company into or with another corporation, any purchase of shares of the capital stock of the Company (either through a negotiated stock purchase or a tender for such shares) or other similar transaction or series of related transactions in which fifty percent (50%) or more of the voting power of the Company is disposed of or in which the stockholders of the Company immediately prior to such merger, reorganization, consolidation or sale own less than fifty percent (50%) of the Company’s or its successor’s voting power immediately thereafter or the sale, lease or conveyance of all or substantially all of the Company’s assets in one or a series of transactions, shall be deemed to be a liquidation, dissolution or winding up of the Company.

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(f)                                   Written notice of any such liquidation, dissolution or winding up, stating a payment date, the place where such payment will be made, and an estimate of the net value that would be received by each such holder will be given by first class mail, postage prepaid, not less than ten (10) days prior to the payment date stated therein, to each holder of record of the Series A Preferred Stock and the Common Stock at such holder’s address as shown in the records of the Company.

4.                                      Voting Rights. The holders of Series A Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the regulations of the Company and shall vote with holders of the Common Stock upon all matters submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. In all cases where the holders of Series A Preferred Stock are to vote or give consent hereunder, the holders of Series A Preferred Stock shall be entitled to ten (10) votes for each share of Series A Preferred Stock held of record on the record date for the vote or written consent of shareholders. Except as otherwise required by law and this Section 4, the Series A Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock.

5.                                      Conversion. The holders of the Series A Preferred Stock shall have no right to convert their Series A Preferred Stock into Common Stock.

6.                                      Certain Covenants. Any holder of Series A Preferred Stock may proceed to protect and enforce his, her or its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECOND:                                         That in lieu of a meeting and vote of the holders of the Corporation’s capital stock entitled to vote on such amendment, a majority of the holders of voting shares of the Corporation have given written consent to said amendment in accordance with the provisions of the Corporation’s Certificate of Incorporation and Section 228 of the General Corporation Law of the State of Delaware. Written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware.

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THIRD:                                                   That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242, 141 and 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Gichner Holdings, Inc. has caused this Certificate to be signed by Elizabeth A. Burgess, its Vice President, this 13 day of August, 2007.

GICHNER HOLDINGS, INC.

By:	/s/ Elizabeth A. Burgess
Elizabeth A. Burgess, Vice President

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State of Delaware
Secretary of State
Division of Corporations
Delivered 10:18 AM 09/30/2008
FILED 09:47 AM 09/30/2008
SRV 080997926 – 4367963 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GICHNER HOLDINGS, INC,

Gichner Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), originally incorporated on June 11,2007,

DOES HEREBY CERTIFY:

FIRST:                                That in lieu of a meeting in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation have given written consent to a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Certificate of Incorporation of Gichner Holdings, Inc. be amended by amending and restating Article FOURTH thereof in its entirety so that, as amended and restated, said Article shall be and read as follows:

FOURTH:                A. General Authorization. The number of shares of all classes of stock which the Corporation is authorized to have outstanding is One Million Five Hundred Thousand (1,500,000) consisting of:

(i)                                     1,009,131 shares designated as Common Stock, $.01 par value per share (the “Common Stock”):

(ii)                                  490,869 shares designated as Preferred Stock, $.01 par value per share, of which:

(A)                               10,869 shares shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”), and

(B)                               480,000 shares shall be designated “Series B Convertible Preferred Stock” (the “Series B Preferred Stock’”).

B.                                    Series B Preferred Stock.

1.                                      Rank. The Series B Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to both the Series A Preferred Stock and the Common Stock, and to all classes and series of stock of the Company now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series B Preferred Stock or which do not specify their rank; (ii) on a parity with each other class of capital stock or series of preferred stock issued by the Company after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series B Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Company; and (iii) junior to each other class of capital stock or other series of Preferred Stock issued by the Company after the date hereof the terms of which specifically provide that such class or series will rank senior to the Series B Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Company.

2.                                      Dividends.

(a)                                 When and as declared by the Company’s Board of Directors and to the extent not prohibited by applicable law, the Company shall pay preferential dividends in cash to the holders of record of the then outstanding Series B Preferred Stock as provided in this Section 2. Except as otherwise provided herein, dividends on each share of Series B Preferred Stock shall accrue on a daily basis at the rate of twelve percent (12%) per annum of the Original Issue Price (as defined below) (as appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Series B Preferred Stock) plus all dividends which have accumulated thereon pursuant to Section 2(b) below (and are then unpaid) from and including the date of issuance of such share of Series B Preferred Stock to and including the first to occur of (i) the date on which the Liquidation Preference is paid to the holder of such share of Series B Preferred Stock pursuant to Section 3(a) below or (ii) the date such share of Series B Preferred Stock is otherwise acquired by the Company. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The date on which the Company initially issues any share of Series B Preferred Stock shall be deemed to be its “Date of Issuance” regardless of the number of transfers of such share of Series B Preferred Stock made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such share of Series B Preferred Stock. The “Series B Original Issue Price” of a share of the Series B Preferred Stock shall be Ten Dollars and No Cents ($10.00).

(b)                                 To the extent not paid annually on December 31 of each year, beginning December 31, 2008 (the “Series B Dividend Reference Date”), all dividends which have accrued on each share of Series B Preferred Stock outstanding during the twelve-month period (or other period in the case of the initial Series B Dividend Reference Date) ending upon each such Series B Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series B Preferred Stock until paid to the holder thereof.

(c)                                  Except as otherwise provided herein, if at anytime the Company pays less than the total amount of dividends then accrued with respect to the shares of Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the number of shares held by each such holder.

(d)                                 The Company may, in the Board of Director’s discretion, declare and pay dividends or distributions, or make provision for the payment thereof, on any other equity security of the Company, but only if all accrued dividends and distributions on the Series B Preferred Stock have been paid and made in full prior to the date of any such declaration, payment, provision or distribution.

3.                                      Liquidation Rights.

(a)                                 In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities and obligations of the Company, each holder of Series B Preferred Stock then outstanding will be entitled to be paid in kind out of the net assets of the Company available for distribution to its stockholders, if any, prior and in preference to any payment or declaration and setting apart for payment of any amount in respect of the Series A Preferred Stock and the Common Stock, an amount for each share of Series B Preferred Stock (as presently constituted and as appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Series B Preferred Stock) held by such holder equal to the Series B Original Issue Price for such share of Series B Preferred Stock (the “Series B Liquidation Preference”). If the assets to be so distributed to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full Series B Liquidation Preference to which such holders are entitled, then all of the net assets of the Company available for distribution to its stockholders will be distributed pro rata among the holders of the Series B Preferred Stock based upon the aggregate Liquidation Preference of the shares of Series B Preferred Stock held by each such holder.

(b)                                 Upon completion and payment in full of the distributions required by subsection 3(a) above, each holder of the Series B Preferred Stock will be entitled to be paid in kind out of the remaining net assets of the Company available for distribution to stockholders, if any, an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date of which payment is made to the holder of such share of Series B Preferred Stock with respect to such liquidation, dissolution or winding up. If the net assets to be so distributed to the holders of the Series B Preferred Stock are insufficient to permit such payment to the holders of the Series B Preferred Stock to which such holders are entitled, then all of the remaining net assets of the Company available for distribution to its stockholders will be distributed pro rata based upon the number of shares of the Series B Preferred Stock held by each such holder (as each is presently constituted and appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Series B Preferred Stock).

(c)                                  Upon completion and payment in full of the distributions required by subsections (a) and (b) above, each holder of Series A Preferred Stock then outstanding will be entitled to be paid in kind out of the net assets of the Company available for distribution to its stockholders, if any, prior and in preference to any payment or declaration and setting apart for payment of any amount in respect of the Common Stock an amount for each share of Series A Preferred Stock (as presently constituted and as appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Series A Preferred Stock) held by such holder equal to the Series A Original Issue Price (as defined in Section C.2(b) below) for such share of Series A Preferred Stock (the “Series A Liquidation Preference”). If the assets to be so distributed to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full Series A Liquidation Preference to which such holders are entitled, then all of the remaining net assets of the Company available for distribution to its stockholders will be distributed pro rata among the holders of the Series A Preferred Stock based upon the aggregate Series A Liquidation Preference of the shares of Series A Preferred Stock held by each such holder.

(d)                                 Upon completion and payment in full of the distributions required by subsections 3(a), 3(b) and 3(c) above, each holder of the Common Stock then outstanding will be entitled to be paid in kind out of the remaining net assets of the Company available for distribution to its stockholders, if any, an amount for each share of the Common Stock (as presently constituted and as appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Common Stock) held by such holder equal to Ten Dollars ($10.00) for such share of the Common Stock. If the remaining net assets to be so distributed to the holders of the Common Stock are insufficient to permit such payment to the holders of the Common Stock to which such holders are entitled, then all of the remaining net assets of the Company available for distribution to its stockholders will be distributed pro rata based upon the number of shares of the Common Stock held by each such holder (as each is presently constituted and appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Common Stock).

(e)                                  Upon completion and payment in full of the distributions required by subsections 3(a), 3(b), 3(c) and 3(d) above, each holder of the Series A Preferred Stock will be entitled to be paid in kind out of the remaining net assets of the Company available for distribution to stockholders, if any, an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date of which payment is made to the holder of such share of Series A Preferred Stock with respect to such liquidation, dissolution or winding up. If the remaining net assets to be so distributed to the holders of the Series A Preferred Stock are insufficient to permit such payment to the holders of the Series A Preferred Stock to which such holders are entitled, then all of the remaining net assets of the Company available for distribution to its stockholders will be distributed pro rata based upon the number of shares of the Series A Preferred Stock held by each such holder (as each is presently constituted and appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Series A Preferred Stock).

(f)                                   Upon completion and payment in full of the distributions required by subsections 3(a), 3(b), 3(c), 3(d) and 3(e) above, the remaining net assets of the Company available for distribution to stockholders, if any, will be distributed among the holders of the Common Stock pro rata based on the number of shares of the Common Stock held by each such holder (as each is presently constituted and as appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Common Stock).

(g)                                  The merger, reorganization or consolidation of the Company into or with another corporation or other similar transaction or series of related transactions in which fifty percent (50%) or more of the voting power of the Company is disposed of or in which the stockholders of the Company immediately prior to such merger, reorganization or consolidation own less than fifty percent (50%) of the Company’s or its successor’s voting power immediately thereafter or the sale, lease or conveyance of all or substantially all of the Company’s assets in one or a series of transactions, shall be deemed to be a liquidation, dissolution or winding up of the Company.

(h)                                 Written notice of any such liquidation, dissolution or winding up, stating a payment date, the place where such payment will be made, and an estimate of the net value that would be received by each such holder will be given by first class mail, postage prepaid, not less than ten (10) days prior to the payment date stated therein, to each holder of record of the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock at such holder’s address as shown in the records of the Company.

4.                                      Voting Rights. The holders of Series B Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the regulations of the Company and shall vote with holders of the Common Stock upon all matters submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. In all cases where the holders of Series B Preferred Stock are to vote or give consent hereunder, the holders of Series B Preferred Stock shall be entitled to one (1) vote for each share of Series B Preferred Stock held of record on the record date for the vote or written consent of shareholders. Except as otherwise required by law and this Section 4, the Series B Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock.

5.                                      Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)                                 Right to Convert. Each share of Series B Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the Date of Issuance at the office of the Company. Each share of Series B Preferred Stock shall be convertible into the number of validly issued, fully paid and nonassessable shares of the Common Stock which results from dividing the Series B Conversion Price per share (as defined below) into the Series B Conversion Value (as defined below), in each case in effect for the Series B Preferred Stock at the time of conversion. The initial Series B Conversion Price per share of Series B Preferred Stock shall be $10.00. The Series B Conversion Value per share of Series B Preferred Stock shall be the Series B Original Issue Price plus any accrued but unpaid dividends thereon to the date of conversion. The initial Series B Conversion Price of Series B Preferred Stock shall be subject to adjustment from time to time as provided below. The number of shares of the Common Stock into which a share of Series B Preferred Stock is convertible is hereinafter referred to as the “Conversion Rate.”

(b)                                 Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of the Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company and shall give written notice to the Company at that office that the holder elects to convert the same. As soon as practicable thereafter, the Company shall issue and deliver to the holder of Series B Preferred Stock a certificate or certificates for the number of shares of the Common Stock to which the holder shall be entitled as aforesaid and a certificate representing the number of shares of Series B Preferred Stock that were represented by the certificate or certificates delivered to the Company in connection with the conversion but that were not converted. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series B Preferred Stock to be converted and the person or persons entitled to receive the shares of the Common Stock issuable upon the conversion shall be treated for all purposes as the record holder or holders of the shares of the Common Stock on the date.

(c)                                  Fractional Shares. In lieu of any fractional shares to which the holder of Series B Preferred Stock would otherwise be entitled, the Company may pay cash equal to that fraction multiplied by the fair market value of one (1) share of the Common Stock as determined by the Board of Directors. Whether or not fractional shares are issuable upon conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock of each holder at the time converting into Common Stock and the number of shares of the Common Stock issuable upon such an aggregate conversion.

(d)                                 Conversion Price Adjustments of Series B Preferred Stock for Certain Dilutive Issuances, Splits, and Combinations. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(i)                                     If the Company issues, after the Date of Issuance, any capital stock (except Excluded Stock as defined in Section 5(d)(iii)) without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of the additional stock, the Series B Conversion Price in effect immediately prior to each issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying the then existing Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of the Common Stock outstanding immediately prior to that issuance (not including Excluded Stock) plus the number of shares of the Common Stock which the aggregate consideration received by the Company for that issuance would purchase at that Series B Conversion Price; and the denominator of which shall be the number of shares of the Common Stock outstanding immediately prior to that issuance (not including Excluded Stock) plus the number of shares of additional capital stock so issued.

(ii)                                  For the purposes of any adjustment of the Series B Conversion Price pursuant to clause (i), the following provisions shall apply:

(A)                               In the case of the issuance of the Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts, commissions, or other expenses allowed, paid, or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(B)                               In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that if, at the time of the determination, the Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, the fair market value as determined by the Board of Directors shall not exceed the aggregate “Current Market Price” (as defined below) of the shares of the Common Stock being issued.

(C)                               In the case of the issuance (whether before, on or after the applicable purchase date) of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock):

(1)                                 the aggregate maximum number of shares of the Common Stock deliverable upon exercise of the options to purchase or rights to subscribe for Common Stock (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time the options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received by the Company upon the issuance of the options or rights plus the minimum purchase price provided in the options or rights for the Common Stock covered thereby;

(2)                                 the aggregate maximum number of shares of the Common Stock deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) any convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time the securities were issued or the options or rights were issued and for a consideration equal to the consideration received by the Company for any securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and (B) above);

(3)                                 in the event of any change in the number of shares of the Common Stock deliverable upon exercise of any options or rights or conversion of or exchange for convertible or exchangeable securities, or in the event of any change in the minimum purchase price of the options, rights or securities, including, but not limited to, a change resulting from the antidilution provisions of the options, rights or securities, the Conversion Price of the Series B Preferred Stock shall forthwith be readjusted to the Conversion Price that would have resulted if the adjustment made upon (x) the issuance of options, rights or securities not exercised, converted or exchanged prior to the change, as the case may be, had been made upon the basis of that change, or (y) the issuance of options or rights related to the securities not converted or exchanged prior to the such change, as the case may be, had been made upon the basis of that change;

(4)                                 in case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to the option by the parties thereto, the option will be deemed to have been issued for no consideration; and

(5)                                 on the expiration of any options or rights, the termination of any rights to convert or exchange or the expiration of any options or rights related to convertible or exchangeable securities, the Series B Conversion Price shall forthwith be readjusted to the Series B Conversion Price that would have resulted if the adjustment made upon the issuance of the options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, had been made upon the basis of the issuance of only the number of shares of the Common Stock actually issued upon the exercise of the options or rights, upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of the options or rights related to the convertible or exchangeable securities, as the case may be; and

(6)                                 no readjustment pursuant to clause (3) or (5) above shall have the effect of increasing the Series B Conversion Price to an amount that exceeds the lower of (i) the Series B Conversion Price on the original adjustment date, or (ii) the Series B Conversion Price that would have resulted from any issuance or deemed issuance of shares of the Common Stock between the original adjustment date and the readjustment date.

(D)                               Nothing contained in subsections (e)(ii)(C)(3), (4), (5) and (6) immediately above shall have the effect of increasing or decreasing the number of shares of the Common Stock issued upon any conversion of the Series B Preferred Stock into Common Stock prior to the effective date of any event described therein.

(E)                                Except for adjustments made pursuant to subsection (e)(v) below, notwithstanding any other provision herein to the contrary, no adjustment to the Conversion Price pursuant to subsection (e)(i) above shall have the effect of increasing the then current Series B Conversion Price.

(iii)                               “Excluded Stock” shall mean:

(A)                               all shares of the Common Stock and the Series A Preferred Stock issued and outstanding on the date this document is filed with the Secretary of State for the State of Delaware;

(B)                               all shares of the Common Stock into which the shares of the Series B Preferred Stock are convertible; and

(C)                               up to 14,700 shares of the Common Stock or other securities convertible into or exercisable for Common Stock and issuable to officers, directors, consultants, or employees of the Company pursuant to a stock option or other stock incentive plan or arrangement approved by the Board of Directors.

(iv)                              If the number of shares of the Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of the Common Stock or by a subdivision or split-up of shares of the Common Stock, then, on the date the payment is made or the change is effective, the Series B Conversion Price shall be appropriately decreased so that the number of shares of the Common Stock issuable on conversion of any shares of Series B Preferred Stock shall be increased in proportion to the increase of outstanding shares.

(v)                                 If the number of shares of the Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of the Common Stock, then, on the effective date of that combination, the Series B Conversion Price shall be appropriately increased so that the number of shares of the Common Stock issuable on conversion of any shares of Series B Preferred Stock shall be decreased in proportion to the decrease in outstanding shares.

(vi)                              If at any time after the date hereof, there is any capital reorganization, any reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split-up or combination of shares), a consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets or capital stock of the Company, the shares of Series B Preferred Stock shall, after the reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which each holder would have been entitled if immediately prior to the reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his, hers or its shares of Series B Preferred Stock into Common Stock. The provisions of this subsection (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

(vii)                           All calculations under this Section 5 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(viii)                        For the purpose of any computation pursuant to this subsection (e), the “Current Market Price” of one share of the Common Stock at any date shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations) provided, however, that if the Common Stock is not traded in such a manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors, but if challenged by the holders of more than 60% of the outstanding shares of Series B Preferred Stock, then as determined by an independent appraiser selected by the Board and acceptable to the holders of at least a majority of the outstanding shares of Series B Preferred Stock, the cost of the appraisal to be borne by the Company.

(e)                                  Minimal Adjustments. No adjustment in the Series B Conversion Price of Series B Preferred Stock need be made if that adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Series B Conversion Price.

(f)                                   No Impairment. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company through any reorganization, recapitalization, transfer of assets consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, but will at all times in good faith assist in carrying out all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series B Preferred Stock against impairment. The Company will not close its books against the transfer of Series B Preferred Stock or of the Common Stock issued or issuable upon conversion of Series B Preferred Stock in any manner that interferes with the timely conversion of Series B Preferred Stock.

(g)                                  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 5, the Company at its expense shall promptly compute the adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth the adjustment or readjustment and showing in detail the facts upon which the adjustment or readjustment is based. The Company shall, upon written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to the holder a like certificate setting forth (i) the adjustments and readjustments, (ii) the Conversion Rate in effect at the time, and (iii) the number of shares of the Common Stock and the amount, if any, of other property that at the time would be received upon the, conversion of the holder’s shares of Series B Preferred Stock.

(h)                                 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Company shall mail to each holder of Series B Preferred Stock at least ten days prior to that record date, a notice specifying the date on which any such record is to be taken for the purpose of the dividend or distribution or right, and the amount and character of the dividend, distribution or right.

(i)                                     Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock that number of its shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel be necessary to increase its authorized but unissued shares of the Common Stock to that number of shares as shall be sufficient for that purpose.

(j)                                    Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her, or its address appearing on the books of the Company.

(k)                                 Reissuance of Converted Shares. No shares of Series B Preferred Stock that have been converted into Common Stock after the Date of Issuance shall ever again be reissued, sold or transferred and all shares so converted shall upon that conversion cease to be a part of the authorized shares of the Company and the number of shares of Series B Preferred Stock authorized shall be reduced by the number of shares so converted.

(l)                                     Certain Events. If any event occurs of the type contemplated but not expressly provided for by the provisions of this Section 5, then the Board of Directors will make an appropriate adjustment in the Series B Conversion Price to protect the rights of the holders thereof. Nevertheless, no adjustment will act to increase the Conversion Price for the Series B Preferred Stock as otherwise determined pursuant to this Section 5 or decrease the number of shares of the Common Stock issuable upon conversion of each share of Series B Preferred Stock.

6.                                      Redemption.

(a)                                 Mandatory Redemption. The Corporation shall have the right to redeem all or any portion of the outstanding shares of the Series B Preferred Stock.

(b)                                 Redemption Price. The redemption price (the “Redemption Price”) will be equal to the Series B Original Issue Price per share plus the sum of accrued and unpaid dividends thereon (including an amount equal to a prorated dividend from the last dividend payment date immediately prior to the redemption date).

(c)                                  Procedure for Redemption. The Corporation shall give all holders of Series B Preferred Stock (ten) 10 days prior notice of the date of a redemption. Any date upon which a redemption actually occurs in accordance with this Section 6 will be referred to as a “Redemption Date.” Any holder of Series B Preferred Stock may elect to convert such Series B Preferred Stock into Common Stock prior to the Redemption Date pursuant to Section 5 above.

(d)                                 Dividends After Redemption Date. From and after the Redemption Date, no shares of Series B Preferred Stock subject to redemption will be entitled to any further dividends pursuant to Section 3 hereof.

(e)                                  Surrender of Certificates. Upon the occurrence of the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an affidavit with respect to lost certificates at the principal executive office of the Corporation or the office of the transfer agent, if any, for the Series B Preferred Stock, or such office or agent as may from time to time be designated by notice to the holders of Series B Preferred Stock, and each surrendered certificate will be canceled and retired, and the Company shall pay the applicable Redemption Price in respect thereof by certified check or wire transfer.

(f)                                   Reacquired Shares. Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares reacquired by purchase or redemption, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock other than the Series B Preferred Stock.

7.                                      Certain Covenants. Any holder of Series B Preferred Stock may proceed to protect and enforce his, her or its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Incorporation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

C.                                    Series A Preferred Stock.

1.                                      Rank. The Series A Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to both the Common Stock and to all classes and series of stock of the Company now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series A Preferred Stock or which do not specify their rank; (ii) on a parity with each other class of capital stock or series of preferred stock issued by the Company after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Company; and (iii) junior to each other class of capital stock or other series of Preferred Stock issued by the Company after the date hereof the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Company.

2.                                      Dividends.

(a)                                 When and as declared by the Company’s Board of Directors and to the extent not prohibited by applicable law, the Company shall pay preferential dividends in cash to the holders of record of the then outstanding Series A Preferred Stock as provided in this Section 2. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock shall accrue at the rate of eleven percent (11%) per annum of the Series A Original Issue Price (as defined below) (as appropriately adjusted for any stock dividends, combinations, subdivisions, splits and the like with respect to the Series A Preferred Stock) plus all dividends which have accumulated thereon pursuant to Section 2(b) below (and are then unpaid) from and including the date of issuance of such share of Series A Preferred Stock to and including the first to occur of (i) the date on which the Liquidation Preference is paid to the holder of such share of Series A Preferred Stock pursuant to Section 3(a) below or (ii) the date such share of Series A Preferred Stock is otherwise acquired by the Company. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The date on which the Company initially issues any share of Series A Preferred Stock shall be deemed to be its “Date of Issuance” regardless of the number of transfers of such share of Series A Preferred Stock made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such share of Series A Preferred Stock. The “Series A Original Issue Price” of a share of the Series A Preferred Stock shall be One Thousand Dollars and No Cents ($1,000.00).

(b)                                 To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2008 (the “Series A Dividend Reference Dates”), all dividends which have accrued on each share of Series A Preferred Stock outstanding during the three-month period (or other period in the case of the initial Series A Dividend Reference Date) ending upon each such Series A Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series A Preferred Stock until paid to the holder thereof.

(c)                                  Except as otherwise provided herein, if at anytime the Company pays less than the total amount of dividends then accrued with respect to the shares of Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the number of shares held by each such holder.

(d)                                 The Company may, in the Board of Director’s discretion, declare and pay dividends or distributions, or make provision for the payment thereof, on any other equity security of the Company, but only, in the case of dividends on any equity security of the Company other than the Series B Preferred Stock, if all accrued dividends and distributions on the Series A Preferred Stock have been paid and made in full prior to the date of any such declaration, payment, provision or distribution.

3.                                      Liquidation Rights. The rights of each holder of Series A Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Company, whichever voluntary or involuntary, after provision for payment of the debts and other liabilities and obligations of the Company, are as set forth in this Section A.3 of Article FOURTH above.

4.                                      Voting Rights. The holders of Series A Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the regulations of the Company and shall vote with holders of the Common Stock upon all matters submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. In all cases where the holders of Series A Preferred Stock are to vote or give consent hereunder, the holders of Series A Preferred Stock shall be entitled to ten (10) votes for each share of Series A Preferred Stock held of record on the record date for the vote or written consent of shareholders. Except as otherwise required by law and this Section 4, the Series A Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock.

5.                                      Conversion. The holders of the Series A Preferred Stock shall have no right to convert their Series A Preferred Stock to Common Stock.

6.                                      Certain Covenants. Any holder of Series A Preferred Stock may proceed to protect and enforce his, her or its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECOND:                 That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242, 141 and 228 of the Delaware General Company Law.

IN WITNESS WHEREOF, said Gichner Holdings, Inc. has caused this Certificate to be signed by Elizabeth A. Burgess, its Vice President, this 30th day of September, 2008.

GICHNER HOLDINGS, INC.

By:	/s/ Elizabeth A. Burgess
Elizabeth A. Burgess, Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:00 PM 01/19/2011
FILED 11:38 AM 01/19/2011
SRV 110055563 - 4367963 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

GICHNER HOLDINGS, INC.

It is hereby certified that:

1.            The name of the corporation (hereinafter called the “corporation”) is:

GICHNER HOLDINGS, INC.

2.            The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.            The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.            The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on 01/18/2011

/s/ Deborah S. Butera
Name: Deborah S. Butera
Title: Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:30 PM 08/28/2012
FILED 05:19 PM 08/28/2012
SRV 120979627 - 4367963 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:        That at a meeting of the Board of Directors of Gichner Holdings, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1st” so that, as amended, said Article shall be and read as follows:

The corporations name shall be changed to Kratos Unmanned Systems Solutions, Inc.

SECOND:          That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:            That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28th day of August , 2012.

By:	/s/ Michael W. Fink
Authorized Officer
Title:	Vice President Contracts

Name:	Michael W. Fink
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